Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

CoreCivic, Inc. (“CoreCivic,” “we,” “our,” “us” or the “Company”) is incorporated in the state of Maryland. The following description of our capital stock is a summary and does not purport to be complete. The description of our capital stock is subject to and qualified in its entirety by reference to our Articles of Amendment and Restatement of the Company (the “Charter”), and our Ninth Amended and Restated Bylaws (the “Bylaws”), which are incorporated by reference as Exhibit 3.1 and Exhibit 3.3, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2020. We encourage you to read the Charter, the Bylaws and the applicable provisions of the Maryland General Corporation Law (the “MGCL”) for additional information.

General

Our authorized capital stock consists of:

•	300,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”); and

•	50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

All outstanding shares of Common Stock are fully paid and nonassessable. There are no outstanding shares of Preferred Stock.

Description of Common Stock

Voting Rights. Each holder of our Common Stock is entitled to one vote per share of Common Stock on all matters to be voted on by our stockholders. Notwithstanding the foregoing, holders of Common Stock shall not be entitled to vote on any proposal to amend provisions of our Charter setting forth the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualification, or terms or conditions of redemption of a class or series of Preferred Stock, if the proposed amendment would not alter the contract rights of the Common Stock.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all its assets, engage in a share exchange, or convert into a different type of entity, unless the transaction is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation, however, may provide in its charter for approval of such matters by a lesser percentage, but not less than a majority of the votes entitled to be cast on the matter. Our Charter provides for approval of such matters by the affirmative vote of a majority of the votes entitled to be cast.

Special Meetings. Special meetings of stockholders may be called by our president, chairman of the Company’s Board of Directors (the “Board”), a majority of our Board or a committee of our Board that has been duly designated by the Board and whose powers and authority include the power to call such meetings and must be called by our secretary on a written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

Dividends and Rights Upon Liquidation. After the provisions with respect to preferential dividends of any class or series of Preferred Stock, if any, shall have been satisfied, then, and not otherwise, all Common Stock will participate equally in dividends payable to holders of shares of Common Stock when and as declared by the Board at their discretion out of funds legally available therefor. In the event of voluntary or involuntary dissolution or liquidation of the Company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Stock, the holders of Common Stock shall, subject to the additional rights, if any, of the holders of Preferred Stock, be entitled to receive all of the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders.

Other Rights and Preferences. Holders of our Common Stock have no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions

Maryland Business Combination Law

Under the MGCL, certain “business combinations” (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange and, in circumstances specified in the MGCL, an asset transfer or issuance or reclassification of equity securities. After the five-year moratorium, any such business combination must be approved by 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and by two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with, which, or with whose affiliate, the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the Common Stock or otherwise be in the best interests of the stockholders.

Maryland Control Share Acquisitions Law

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of which voting power can be exercised or directed by the acquiror, by officers of the corporation or by employees who are directors of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power; (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any and all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require the corporation to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

“Control share acquisition” does not include (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.

As permitted by the MGCL, our Bylaws contain a provision exempting us from the control share acquisition statute. That Bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of our stock. Our Board may, without the consent of any of our stockholders, amend or eliminate this Bylaw provision at any time, which means that we would then become subject to the Maryland control share acquisition statute. If we become subject to the Maryland control share acquisition statute, these provisions of the MGCL may delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the Common Stock or otherwise be in the best interests of the stockholders, and there can be no assurance that such provision will not be amended or eliminated by our Board at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and with at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•
a requirement that a vacancy on the board be filled only by affirmative vote of a majority of the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Through a provision in our Bylaws unrelated to Subtitle 8, we already provide that a special meeting of stockholders will be called on the request of stockholders entitled to cast a majority of votes entitled to be cast. Our Charter provides that the number of our directors shall be determined by resolution of the Board.

A Maryland corporation may by its charter or by a resolution of its board of directors be prohibited from electing to be subject to the provisions of Subtitle 8. We are not subject to that prohibition. If we were to elect into any or all of these provisions of Subtitle 8 of the MGCL, it could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.

Amendment of Organizational Documents

Except for amendments that are permitted to be made without stockholder approval, our Charter may be amended, after approval by our Board, by the affirmative vote of a majority of the votes entitled to be cast by stockholders on the matter. Our Bylaws may be amended in any manner not inconsistent with the Charter by a majority vote of our directors present at a Board meeting. In addition, our stockholders may amend the Bylaws, if the amendment is proposed by a stockholder, or a group of no more than five stockholders, owning at least one percent or more of our Common Stock for at least one year and the proposal is approved by the affirmative vote of the majority of all votes entitled to be cast by stockholders. The stockholders may not amend the provisions of the Bylaws relating to indemnification of directors and officers or the limitations in the Bylaws on the stockholders’ ability to amend the Bylaws, in either case without the approval of the Board.

Restrictions on Ownership and Transfers of Stock

Our Charter currently references certain restrictions on the ownership and transfer of our Common Stock which, among other purposes, were intended to assist us in complying with applicable Internal Revenue Code of 1986, as amended requirements. However, as a result of our revocation of our real estate investment trust election, effective as January 1, 2021, the Board determined that these restrictions are no longer applicable as of such date.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer and Trust Company.

National Securities Exchange

The Common Stock is listed on the New York Stock Exchange under the trading symbol “CXW”.

Description of Preferred Stock

We are authorized to issue 50,000,000 shares of Preferred Stock, $0.01 par value per share.

Our Charter authorizes our Board, without stockholder action, to authorize the issuance of one or more series of Preferred Stock with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions as may be fixed by the Board.

Voting Rights. The holders of Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings, except as required by law, or as expressly provided for in our Charter.